UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2012
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Steel Excel Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2603 Camino Ramon, Suite 200, San Ramon, California 94583
(Address of principal executive offices including zip code)

 (408) 945-8600
(Registrant’s telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03       Material Modification to Rights of Security Holders.

On May 18, 2012, Steel Excel Inc. (the “Company”) filed an amendment to its Certificate of Incorporation (the “Protective Amendment”) with the Secretary of State of the State of Delaware that restricts certain transfers of the Company’s common stock in order to preserve the tax treatment of the Company’s net operating losses and other tax benefits.  The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfer of the Company’s common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Certificate of Amendment) from less than 4.9% to 4.9% or more of the Company’s common stock, or increase the ownership percentage of a Person owning or deemed to own 4.9% or more of the Company’s common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee.  The Protective Amendment permits the Company’s Board of Directors to approve transfers of the Company’s common stock that would otherwise violate the transfer restrictions in the Protective Amendment if it determines that the approval is in the best interests of the Company.

The foregoing description of the Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Protective Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In addition to the filing of the Protective Amendment as described in Item 3.03 above, the description of which is incorporated by reference into this Item 5.03, the Company  also filed with the Delaware Secretary of State another amendment to its Certificate of Incorporation on May 18, 2012, which reduced the Company’s authorized shares of common stock from 40,000,000 to 18,000,000.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders on May 17, 2012.  At the meeting, the stockholders of the Company cast their votes as set forth below.

Proposal 1

The stockholders elected each of the six nominees to the Board for a one-year term.

Nominee	For	Against	Abstain	Broker Non-Votes
Jack L. Howard	5,378,994	1,950,824	46,223	1,565,376
Warren G. Lichtenstein	5,429,797	1,901,161	45,083	1,565,376
John Mutch	7,110,682	220,136	45,223	1,565,376
John J. Quicke	5,465,383	1,865,575	45,083	1,565,376
Gary W. Ullman	7,102,625	228,333	45,083	1,565,376
Robert J. Valentine	7,102,385	228,573	45,083	1,565,376

Proposal 2

The stockholders approved an amendment to the Company’s Certificate of Incorporation to reduce the number of shares of common stock authorized for issuance from 40,000,000 to 18,000,000.

For	8,708,976
Against	206,263
Abstain	26,178
Broker Non-Votes	N/A

Proposal 3

The stockholders approved an amendment to the Company’s Certificate of Incorporation to restrict certain transfers of common stock in order to preserve the tax treatment of the Company’s net operating losses and other tax benefits.

For	7,158,046
Against	188,614
Abstain	29,381
Broker Non-Votes	1,565,376

Proposal 4

The stockholders approved the Company’s Tax Benefits Preservation Plan to help protect the tax treatment of the Company’s net operating losses and other tax benefits.

For	6,898,898
Against	242,178
Abstain	234,965
Broker Non-Votes	1,565,376

Proposal 5

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	6,875,942
Against	260,149
Abstain	239,950
Broker Non-Votes	1,565,376

Proposal 6

The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	8,597,149
Against	313,033
Abstain	31,235
Broker Non-Votes	N/A

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation to Implement the Protective Amendment
3.2	Certificate of Amendment of Certificate of Incorporation to Reduce the Number of Authorized Shares of Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Excel Inc.

By:	/s/ John J. Quicke
	Name:	John J. Quicke
	Title:	Interim President and Chief Executive Officer

Dated:  May 22, 2012

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation to Implement the Protective Amendment
3.2	Certificate of Amendment of Certificate of Incorporation to Reduce the Number of Authorized Shares of Common Stock